                                                                   EXHIBIT 10.38


                                                               Debenture No. 004


THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR QUALIFIED UNDER ANY APPLICABLE STATE SECURITIES LAWS. IT MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT OR QUALIFICATION UNDER SUCH SECURITIES LAWS OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, THAT THE SALE OR TRANSFER IS PURSUANT TO AN EXEMPTION FROM THE REGISTRATION OR QUALIFICATION REQUIREMENTS OF SUCH SECURITIES LAWS.

                              NATURAL WONDERS, INC.

                     15% Convertible Subordinated Debenture
                    (convertible into shares of common stock)

$250,000                                                     Fremont, California
                                                              September 11, 2000

         NATURAL WONDERS, INC., a Delaware corporation (the "Company"), for value received, hereby promises to pay to RAYMOND JAMES and Associates, Inc. or such other person in whose name this Debenture is registered on the Debenture Register (as that term is defined below) (the "Holder"), the principal amount of Two Hundred Fifty Thousand Dollars ($250,000), with simple interest on the unpaid balance of such principal amount at the rate of fifteen percent (15%) per annum from the date of this Debenture. Interest on the outstanding principal balance shall be computed on the basis of a 360 day year of twelve 30-day months and shall be paid to the Holder on March 15, 2001, September 15, 2001 and March 15, 2002 (each, an "Interest Payment Date"). Each Debenture delivered upon registration of transfer or in exchange for or in lieu of this Debenture shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by this Debenture.

         The full principal amount of this Debenture, plus interest, will be due and payable on March 15, 2002 (the "Maturity Date"). Payment of interest and principal shall be made in lawful money of the United States of America by wire transfer to an account designated by the Holder appearing on the Debenture Register.

         This Debenture is a duly authorized Debenture of the Company, limited to the aggregate principal amount of $250,000.

         1.   REPRESENTATIONS, WARRANTIES AND COVENANTS.


              1.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

              1.2 VALID ISSUANCE OF DEBENTURES AND SHARES. The Debenture, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, and based in part upon the representations of the Holder contained in the Subscription Agreement pursuant to which this Debenture is being issued, will be issued in compliance with all applicable federal and state securities laws. The shares of the Company's Common Stock, $.0001 par value per share, issuable upon conversion of the Debentures (the "Shares") have been duly and validly reserved for issuance and, upon issuance in accordance with the terms of this Debenture, shall be duly and validly issued, fully paid and nonassessable.

              1.3 COMPLIANCE WITH OTHER INSTRUMENTS. The Company is not in violation of or default under any provisions of its Certificate of Incorporation or Bylaws as amended and in effect on and as of the date of this Debenture or of any material provision of any instrument or contract to which it is a party or by which it is bound or, to its knowledge, of any material provision of any federal or state judgment, writ, decree, order, statute, rule or governmental regulation applicable to the Company. The execution, delivery and issuance of this Debenture will not result in: (a) any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, a default under any such provision, instrument or contract; or (b) an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company.

         2.   SUBORDINATION.

              2.1 SUBORDINATION. The indebtedness evidenced by this Debenture is subordinate and junior in right of payment to all Senior Debt (as such term is defined below) to the extent provided herein, and the Holder, by such Holder's acceptance hereof, agrees to the subordination herein provided and shall be bound by the provisions hereof. Senior Debt shall continue to be Senior Debt and entitled to the benefits of these subordination provisions irrespective of any amendment, modification or waiver of any term of the Senior Debt or extension or renewal of the Senior Debt.

              2.2 SENIOR DEBT DEFINED. As used herein, the term "Senior Debt" shall mean the following whether now outstanding or subsequently incurred, assumed or created: (a) all indebtedness (whether or not secured) of the Company or its subsidiaries to banks, insurance companies or other financial institutions regularly engaged in the business of lending money, including without limitation, the indebtedness now or hereafter owing to (i) IBJ Whitehall Retail Finance and each of the other Lenders, as set forth and defined in a certain Loan Agreement dated September 11, 2000 entered into with the Company, and (ii) Hilco Capital, LP; (b) such other indebtedness of the Company or its subsidiaries to the extent that the instrument creating or evidencing such indebtedness provides that it shall constitute Senior Debt; (c) any indebtedness issued in exchange for such Senior Debt, or any indebtedness arising from the satisfaction of such Senior Debt by a guarantor; and (d) any deferrals, renewals, or extensions of any such Senior Debt.

              2.3 DEFAULT ON SENIOR DEBT. If an event of default occurs under any Senior Debt, then, upon written notice of such default to the Company by the Holders of Senior Debt or any trustee therefor, (a) the Holder may not take any action to accelerate or enforce its rights and remedies until the holders of the Senior Debt have confirmed in writing that such default shall have been cured or duly waived or the Senior Debt has been paid in full or shall have ceased to exist, and (b) no direct or indirect payment (in cash, property, securities, by set-off or otherwise) shall be made or agreed to be made on account of the principal of or interest on this Debenture, or in respect of any redemption, repayment, retirement, purchase or other acquisition of this Debenture.

              2.4    PRIOR PAYMENT OF SENIOR DEBT.

                     (a) In the event of: (i) the acceleration by any holder of Senior Debt of the payment thereof or the commencement of an action to enforce the rights and remedies of any holder of Senior Debt upon a default under such Senior Debt; (ii) any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to the Company; (iii) any proceeding for the liquidation, dissolution or other winding up of the Company, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings; (iv) any assignment by the Company for the benefit of creditors; or (v) any other marshalling of the assets of the Company, all Senior Debt (including any interest thereon accruing after the commencement of any such proceedings) shall first be paid in full before any payment or distribution, whether in cash, securities or other property, shall be made to any Holder on account of the principal or interest on this Debenture. Any payment or distribution, whether in cash, securities or other property (other than securities of the Company or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in these subordination provisions with respect to the indebtedness evidenced by this Debenture, to the payment of all Senior Debt at the time outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment), which would otherwise (but for these subordination provisions) be payable or deliverable in respect of this Debenture shall be paid or delivered directly to the holders of Senior Debt in accordance with the priorities then existing among such holders until all Senior Debt (including any interest thereon accruing after the commencement of any such proceedings) shall have been paid in full. In the event of any such proceeding, after payment in full of all sums owing with respect to Senior Debt, the Holder of this Debenture, together with the holders of any obligations of the Company ranking on a parity with this Debenture, shall be entitled to be paid from the remaining assets of the Company the amounts at the time due and owing on account of unpaid principal of and interest on this Debenture and such other obligations before any payment or other distribution, whether in cash, property or otherwise, shall be made on account of any capital stock or any obligations of the Company ranking junior to this Debenture and such other obligations.

                     (b) In the event that, notwithstanding the foregoing, any payment or distribution of any character, whether in cash, securities or other property (other than securities of the Company or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in these subordination provisions with respect to the indebtedness evidenced by this Debenture, to the payment of all Senior Debt at the time outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment), shall be received by any Holder in contravention of any of the terms hereof, such payment or distribution or security shall be received in trust for the benefit of, and shall be paid over or delivered and transferred to, the holders of the Senior Debt at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all Senior Debt remaining unpaid, to the extent necessary to pay all such Senior Debt in full. In the event of the failure of any such Holder to endorse or assign any such payment, distribution or security, each holder of Senior Debt is hereby irrevocably authorized to endorse or assign the same.

              2.5 NO IMPAIRMENT OF RIGHTS. Nothing contained herein shall impair, as between the Company and the Holder, the obligation of the Company to pay such

Holder the principal of and interest on this Debenture or prevent such Holder from exercising all rights, powers and remedies otherwise permitted by applicable law or hereunder upon an Event of Default (as defined below) hereunder, all subject to the rights of the holders of the Senior Debt to receive cash, securities or other property otherwise payable or deliverable to the Holder of this Debenture.

              2.6 SUBROGATION. Upon the payment in full of all Senior Debt, the Holders of the Debentures, together with all other subordinated debt of the Company ranking on a parity therewith, shall be subrogated to all rights of any holders of Senior Debt to receive any further payments or distributions applicable to the Senior Debt until the indebtedness evidenced by the Debentures shall have been paid in full, and such payments or distributions received by the Holders thereof, by reason of such subrogation, of cash, securities or other property which otherwise would be paid or distributed to the holders of Senior Debt, shall, as between the Company and its creditors other than the holders of Senior Debt, on the one hand, and such Holders on the other hand, be deemed to be a payment by the Company on account of Senior Debt and not on account of the Debentures.

              2.7 NO IMPAIRMENT OF SECURITY INTEREST. The provisions of this Debenture shall not impair any rights, remedies or powers of any secured creditor of the Company in respect of any security interest. The securing of any obligations of the Company otherwise ranking on a parity with the Debentures or ranking junior to such Debentures shall not be deemed to prevent such obligations from constituting, respectively, obligations ranking on a parity with such Debentures or ranking junior to such Debentures.

              2.8 AMENDMENT OF SUBORDINATION PROVISIONS. No modification or amendment of the subordination provisions contained in Section 2 hereof in a manner adverse to the holders of Senior Debt may be made without the consent of all holders of Senior Debt.

              2.9 UNDERTAKING. By its acceptance of this Debenture, the Holder agrees to execute and deliver such documents as may be reasonably requested from time to time by the Company or the lender of any Senior Debt in order to implement the foregoing provisions of Section 2 hereof.

         3. NO RESTRICTIONS ON ISSUANCE OF ADDITIONAL DEBT. Nothing contained in this Debenture shall restrict the Company from creating, assuming or incurring any additional indebtedness, whether ranking junior to, on par with, or senior to, this Debenture, or require the Company to obtain the consent of the Holder with respect thereto.

         4.   DEFAULT.

              4.1 EVENT OF DEFAULT. Each of the following events shall be an Event of Default hereunder:

                     (a) Default in the payment of any interest on this Debenture when due, continued for two (2) business days.

                     (b) Default in the payment of the principal on the Maturity Date.

                     (c) Material default in the performance of any of the covenants or agreements of the Company contained in this Debenture continued for thirty (30) days after notice thereof (provided, however, that if the default cannot reasonably be corrected within such period, there shall be no event of default if corrective action is instituted promptly and is pursued diligently until the default is corrected).

                     (d) If a petition in involuntary bankruptcy is filed against the Company under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation under the law of any jurisdiction, whether now or hereafter in effect, and is not stayed or dismissed within thirty (30) days after such filing, or if the Company shall make an assignment for the benefit of creditors, or shall file a voluntary petition in bankruptcy, or shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company, or commence voluntary or involuntary dissolution proceedings.

                     (e) Default under Senior Debt that gives the holder thereof the right to accelerate such Senior Debt, and such Senior Debt is in fact accelerated by such holder.

              4.2    REMEDIES ON DEFAULT, ETC.


                     (a) If an Event of Default occurs and is continuing after the expiration of any applicable grace period, the Holder may declare the Debenture immediately due and payable.

                     (b) In case of a default in the payment of any principal or interest due on this Debenture, the Company shall pay to the Holder thereof the amount owing together with: (i) simple interest on the amount owing at the rate per annum equal to fifteen percent (15%) on the amounts past due; and (ii) such additional amount as shall be sufficient to cover the cost and expenses of collection, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

                     (c) No right, power or remedy conferred by this Debenture upon any Holder shall be exclusive of any other right, power or remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise.

         5.   CONVERSION.

              5.1 CONVERSION RIGHTS. The Holder may at any time, and from time to time, prior to the first to occur of the Maturity Date or the date fixed by the Company for redemption of this Debenture (the "Redemption Date"), convert this Debenture or any portion of the principal amount hereof which is $50,000 or an integral multiple of $50,000, into Shares, at a conversion price of $1.50 per Share (the "Conversion Price"), subject to adjustment in certain events described below.

              The number of Shares that the Holder shall receive upon any such conversion shall be determined by dividing the principal amount of this Debenture to be so converted by the Conversion Price in effect at the time of such conversion. In the event that this Debenture is called for redemption, the right to convert the Debenture shall terminate at the close of business on the Redemption Date and will be lost if not exercised prior to that time unless the Company defaults in making the payment due upon redemption. In the event of a partial conversion of this Debenture, the Company shall execute and deliver to the Holder a new Debenture in the aggregate principal amount equal to and in exchange for the unconverted portion of the principal amount of the Debenture so surrendered for conversion.

              5.2 EFFECT OF CONVERSION; ISSUANCE OF SHARES ON CONVERSION. Conversion of this Debenture shall be deemed to have been made at the close of business on the date that the Debenture shall have been surrendered for conversion, accompanied by written notice of election to convert in the form of Exhibit "A" attached hereto (or such other form reasonably acceptable to the Company), and thereupon the Holder shall have no further rights hereunder, except with respect to the receipt of accrued interest due hereunder and the Shares issuable upon conversion of this Debenture. As soon as practicable after full or partial conversion of this Debenture, the Company shall pay to the Holder all interest accrued hereunder with respect to the portion of the Debenture so converted to the date of conversion. In addition, as soon as practicable after full or partial conversion of this Debenture, the Company shall, at its expense, cause to be issued in the name of, and delivered to, the Holder a certificate or certificates for the number of Shares to which the Holder shall be entitled on such conversion, together with any other securities and property to which the Holder is entitled on such conversion under the terms of this Debenture. No fractional shares will be issued on conversion of this Debenture. If on any conversion of this Debenture a fraction of a share results, the Company will pay the cash value of that fractional share, calculated on the basis of the then effective Conversion Price.

              5.3    ADJUSTMENTS TO CONVERSION PRICE.

                     (a) If the Company shall at any time while this Debenture is outstanding subdivide the outstanding shares of its Common Stock, the Conversion Price then in effect immediately before that subdivision shall be proportionately decreased, and if the Company shall at any time while this Debenture is outstanding combine the outstanding shares of Common Stock, the Conversion Price then in effect immediately before that combination shall be proportionately increased. Except as otherwise provided below, any adjustment under this Section 5.3 shall become effective at the close of business on the date the subdivision or combination becomes effective. A dividend on any security of the Company payable in Common Stock, or a split of the Company's Common Stock, shall be considered a subdivision of Common Stock for purposes of this Section 5.3 at the close of business on the record date with respect to such dividend or stock split. A reverse split of the Company's Common Stock shall be considered a combination of Common Stock for purposes of this Section 5.3 at the close of business on the record date with respect to such reverse stock split.

                     (b) In the event the Company, at any time or from time to time while this Debenture is outstanding, shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution with respect to the Company's Common Stock payable in securities of the Company other than shares of Common Stock, then and in each such event, provisions shall be made so that the Holder shall receive upon conversion hereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Company which he would have received had this Debenture been converted into Common Stock on the date of such event and had the Holder thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by him.

                     (c) If while this Debenture is outstanding, the Shares issuable upon conversion of this Debenture shall be changed into the same or a different number of shares of any other class or classes of stock of the Company, whether by recapitalization, reclassification or other exchange (other than a subdivision or combination of shares, or a capital reorganization, merger or sale of assets, provided for elsewhere in this Section 5.3), the Holder shall, upon the conversion of this Debenture, be entitled to receive, in lieu of the Shares which the Holder would have become entitled to receive but for such change, a number of shares of such other class or classes of stock that would have been subject to receipt by the Holder if he had exercised his right of conversion of this Debenture immediately before that change.

                     (d) If while this Debenture is outstanding, there shall be a merger or consolidation of the Company with or into another corporation (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Company), or the sale of all or substantially all of the Company's properties and assets to any other person, then, as a part of such merger, consolidation or sale, lawful provision shall be made so that the Holder shall thereafter be entitled to receive upon conversion of this Debenture, during the period specified in this Debenture, the number of shares of stock or other securities or property of the Company, or of the successor corporation resulting from such merger, consolidation or sale, to which a holder of the Shares deliverable upon conversion of this Debenture would have been entitled on such merger, consolidation or sale if this Debenture had been converted immediately before such merger, consolidation or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5.3 with respect to the rights of the Holder after such merger, consolidation or sale to the end that the provisions of this Section 5.3 (including adjustments of the Conversion Price then in effect and number of shares purchasable upon conversion of this Debenture) shall continue to be applicable after that event and shall be as nearly equivalent to the provisions hereof as may be practicable.

                     (e) The Company shall promptly and in any case not later than ten (10) days after the date of any adjustment of the Conversion Price give written notice of such adjustment and the number of Shares or other securities issuable upon conversion of this Debenture, by first-class mail, postage prepaid, to the registered Holder at the Holder's address as shown on the Debenture Register. The certificate shall state such adjustment and show in reasonable detail the facts on which such adjustment is based.

                     (f) The form of this Debenture need not be changed because of any adjustment in the Conversion Price or in the number of Shares issuable upon its conversion. A Debenture issued after any adjustment on any partial conversion or upon replacement may continue to express the same Conversion Price and the same number of Shares (appropriately reduced in the case of partial conversion) as are stated on this Debenture as initially issued, and that Conversion Price and that number of Shares shall be considered to have been so changed as of the close of business on the date of the adjustment.

         6.   OPTIONAL REDEMPTION.

              6.1 RIGHT OF REDEMPTION. This Debenture may be redeemed at the election of the Company, as a whole or from time to time in part, at any time, at one hundred percent (100%) of the principal amount of this Debenture, together with accrued interest to the Redemption Date.

              6.2    REDEMPTION PROCEDURES.

                     (a) Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than thirty (30) nor more than sixty (60) days prior to the Redemption Date, to the Holder, at the address appearing in the Debenture Register and to the Company at its principal place of business.

                     (b) The notice of redemption shall state: (a) the Redemption Date; (b) that on the Redemption Date the redemption price will become due and payable on the Debenture and that interest thereon will cease to accrue on and after said date; and (c) the place where the Debenture is to be surrendered for payment of the redemption price. Any notice that is mailed in the manner herein provided shall be conclusively presumed to have been given whether or not the Holder receives said notice.

                     (c) Notice of redemption having been given as aforesaid, the Debenture shall, on the Redemption Date, become due and payable at the redemption price therein specified, and from and after such date (unless the Company shall default in the payment of the redemption price and accrued interest) the Debenture shall cease to bear interest. Upon surrender of the Debenture for redemption in accordance with said notice, the Debenture shall be paid by the Company at the redemption price, together with accrued interest to the Redemption Date.

                     (d) If the Debenture shall not be so paid upon surrender thereof for redemption, the principal shall, until paid, bear interest from the Redemption Date at the rate borne by the Debenture.

         7.   REGISTRATION OF TRANSFER AND EXCHANGE.

              7.1 DEBENTURE REGISTER. The Company shall cause to be kept at the principal office of the Company a register (the "Debenture Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration and the transfer of the Debenture subject to the provisions regarding transferability contained in this Debenture. Upon surrender for registration of transfer of any Debenture at the principal office of the Company, the Company shall execute and deliver, in the name of the designated transferee or transferees, one or more new Debentures in minimum denominations of $50,000 and integral multiples of $50,000.

              7.2 TRANSFER OF DEBENTURES. At the time the Debenture is presented or surrendered for registration of transfer it shall (if so required by the Company) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company, duly executed by the Holder thereof or his attorney duly authorized in writing. No service charge shall be made for any registration of transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer of the Debentures.

              7.3    REPLACEMENT DEBENTURE.

                     (a) If the Debenture is mutilated and is surrendered to the Company, the Company shall execute and deliver in exchange therefor a new Debenture of like tenor and principal amount and bearing a number not contemporaneously outstanding. If there shall be delivered to the
         Company: (i) evidence to its satisfaction of the destruction, loss or theft of the Debenture; and (ii) such security or indemnity as may be required by it to save the Company and any agent harmless. Then, in the absence of notice to the Company that the Debenture has been acquired by a bona fide purchaser, the Company shall execute and deliver, in lieu of any such destroyed, lost or stolen Debenture, a new Debenture of like tenor and principal amount and bearing a number not contemporaneously outstanding. In the event such mutilated, destroyed, lost or stolen Debenture has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Debenture, retire such Debenture.

                     (b) Upon the issuance of any new Debenture under this
         Section 7.3, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith.

                     (c) Any new Debenture issued pursuant to this Section 7.3 in lieu of any destroyed, lost or stolen Debenture shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Debenture shall be at any time enforceable by anyone.

                     (d) The provisions of this Section 7.3 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Debentures.

         8. LIMITATIONS ON DISPOSITION. The Holder understands that this Debenture, the Shares issuable upon conversion of this Debenture and any other securities issued under this Debenture are "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable restrictions such securities may be resold without registration under the Securities Act of 1933, as amended (the "Act") only in certain limited circumstances. In this connection, the Holder represents that it is familiar with Rule 144 under the Act and the limitations imposed thereby and by the Act.

              The Holder further agrees not to make any disposition of all or any portion of this Debenture, the Shares or any other securities issued hereunder unless and until: (a) there is then in effect a Registration Statement under the Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or (b) the Holder shall have (i) notified the Company of the proposed disposition and shall have furnished the Company with a reasonably detailed statement of the circumstances surrounding the proposed disposition; and (ii) furnished the Company with an opinion of counsel, satisfactory to the Company, that such disposition will not require registration of the securities under the Act.

              The Holder understands that this Debenture, the Shares and any other securities issued hereunder may bear the following legend, together with any other legend required by law:

              "The securities represented hereby have not been registered under the Securities Act of 1933, or any state securities laws. These securities may not be sold or transferred in the absence of an effective registration statement or qualification under such securities laws or an opinion of counsel, satisfactory to the Company, that the sale or transfer is pursuant to an exemption from the registration or qualification requirements of any applicable securities laws."

         9. LIMITATIONS ON DIVIDENDS AND DISTRIBUTIONS. So long as this Debenture is outstanding, the Company shall not declare, pay, make or set apart any sum for a dividend or other distribution (whether in cash or other property) with respect to any class of capital stock of the Company (other than dividends or distributions payable in its capital stock), or for the redemption, retirement, purchase or other acquisition for value of any share of any class of capital stock of the Company or any warrants or rights to purchase any class of capital stock of the Company.

         10.  REGISTRATION RIGHTS.

              10.1 DEFINITIONS. For purposes of Section 10 hereof, terms not otherwise defined herein shall have the following meanings:

                     (a) The terms "register," "registered" and "registration" refer to the preparation and filing of a registration statement in compliance with the Act and the rules promulgated thereunder, and the declaration of the effectiveness of such registration statement, or the taking of similar action under a successor statute or regulation.

                     (b) The term "Registrable Securities" means the Shares issuable upon conversion of the Debenture or exercise of the Warrant, and any securities issued or issuable with respect to such Shares by way of a stock dividend or stock split or in connection with a combination or shares, recapitalization, merger, consolidation or other reorganization.

                     (c) The term "Rights Holder" or "Rights Holders" means any registered holder or holders of Registrable Securities.

                     (d) The term "Prospectus" means a prospectus that complies with applicable provisions of the Act.

                     (e) The term "Warrant" refers to the Warrant issued to Rights Holders by the Company on September 11, 2000 concurrently with the offer and sale of the Debentures.

              10.2   DEMAND REGISTRATION.

                     (a) On any date after March 15, 2001, the holders of at least fifty percent (50%) of the Registrable Securities then outstanding (the "Initiating Rights Holders") may request in writing registration under the Act (a "Demand Registration"). The Demand Registration request shall specify the amount of the Registrable Securities proposed to be sold, the intended method of disposition thereof and the jurisdictions in which registration is desired. Upon the receipt of the Demand Registration request, the Company promptly shall take such steps as are necessary or appropriate to prepare for the registration of the Registrable Securities to be registered. Within fifteen (15) days after the receipt of such request, the Company shall give written notice thereof to all other Rights Holders and include in such registration all Registrable Securities held by a Rights Holder from whom the Company has received a written request for inclusion therein at least ten (10) days prior to the filing of the registration statement. Each such request will also specify the number of Registrable Securities to be registered, the intended method of disposition thereof and the jurisdictions in which registration is desired.

                     (b) The Company shall use its reasonable best efforts to cause any such Demand Registration to become effective not later than one hundred twenty (120) days after it receives a request under this
         Section 10.2. A registration requested pursuant to this Section 10.2 shall not count as the one Demand Registration to which the Rights Holders are entitled to thereunder unless such registration statement is declared effective and remains effective for at least ninety (90) days.

                     (c) If Rights Holders of a majority of the Registrable Securities proposed to be registered by the Initiating Rights Holders so elect, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of a firm commitment underwritten offering. If any Demand Registration of Registrable Securities is in the form of an underwritten offering, the Rights Holders holding a majority of the Registrable Securities proposed to be registered by the Initiating Rights Holders shall select and obtain an investment banking firm of national reputation to act as the managing underwriter of the offering (the "Approved Underwriter"); provided, that the Approved Underwriter shall, in any case, be acceptable to the Company in its reasonable judgment.

                     (d) The Company shall not be obligated to effect any registration under this Section 10.2 except in accordance with the following provisions:

                         (i) The Company shall not be obligated to use its reasonable best efforts to file and cause to become effective more than one registration statement with respect to Registrable Securities held by the Rights Holders initiated pursuant to this Section 10.2; provided, however, that any registration proceeding begun pursuant to this Section 10.2 that is subsequently withdrawn at the request of the Rights Holders shall not be so counted if such withdrawal is based upon material adverse information relating to the Company or its condition, business, or prospects which is different from that generally known to the Rights Holders at the time of their request.

                         (ii)    The Company may delay the filing or
                effectiveness of any registration statement for a period of up to ninety (90) days after the date of a request for registration pursuant to this Section 10.2 if (x) at the time of such request the Company is engaged, or has formal plans to engage within sixty (60) days of the time of such request, in an underwritten public offering of Shares, (y) the Board of Directors of the Company determines in good faith that (A) it is in possession of material, non-public information concerning an acquisition, merger, recapitalization, consolidation, reorganization or other material transaction by or of the Company or concerning pending or threatened litigation and (B) disclosure of such information would jeopardize any such transaction or litigation or otherwise materially harm the Company, or (z) the Company shall furnish to the Rights Holders a certificate signed by the Chief Executive Officer or President of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would otherwise be seriously detrimental to the Company and its investors for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement.

              10.3   PIGGYBACK REGISTRATION.

                     (a) If, at any time, through and including the third anniversary date of the issuance of this Debenture, the Company proposes to register any of its securities under the Act (other than in connection with a merger pursuant to a Form S-4 Registration Statement or an employee stock compensation plan pursuant to a Form S-8 Registration Statement), it will give written notice by registered mail, at least thirty (30) days prior to the filing of each such registration statement, to the Rights Holder of its intention to do so. If the Rights Holder notifies the Company within twenty (20) days after receipt of any such notice of its desire to include any Registrable Securities in such proposed registration statement, the Company shall afford such Rights Holder the opportunity to have any of the Registrable Securities registered under such registration statement and included in any underwriting involved with respect thereto.

                     (b) Notwithstanding the provisions of this Section 10.3:
         (i) the Company shall have the right at any time after it shall have given written notice pursuant to this Section 10.3 (irrespective of whether a written request for inclusion of any Registrable Securities shall have been made) to elect not to file any such proposed registration statement, or to withdraw the same after the filing but prior to the effective date thereof; and (ii) in the event a registration under Section 10 hereof relates to an underwritten public offering which does not include any securities being offered and sold on behalf of selling shareholders, the inclusion of any Registrable Securities may, at the election of the Company, be conditioned upon the Rights Holder agreement that the public offering of such Registrable Securities shall not commence until ninety (90) days after the effective date of such registration.

                     (c) The rights of the Rights Holder pursuant to Section 10 hereof shall be conditioned upon such Rights Holder's participation in the underwriting with respect thereto and the inclusion of such Rights Holder's Registrable Securities in such underwriting (unless otherwise mutually agreed by the Company, the managing underwriter or, if none, a majority of the underwriters, and such Rights Holder) to the extent provided herein.

                     (d) Notwithstanding any other provision of this Debenture, if the managing underwriter or, if none, a majority of the underwriters, determines that marketing factors require a limitation of the number of shares to be underwritten or a complete exclusion of such shares, such underwriter or underwriters may limit the number of Registrable Securities that may be included in the registration and underwriting or exclude all of the Registrable Securities, as appropriate. In the case of an underwritten registration in which the number of Registrable Securities that may be included is limited, the Company shall advise the Rights Holder of the limited number of Registrable Securities that may be included in the registration, and the number of Registrable Securities that may be included in the registration and underwriting shall be allocated among all Rights Holders thereof in proportion, as nearly as practicable, to the respective amounts of Registrable Securities entitled to inclusion in such registration held by such Rights Holders at the time of filing the registration statement.

                     (e) The Company shall (together with all Rights Holders proposing to distribute their securities through an underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for the underwriting.

                     (f) If, after the third anniversary date of the issuance of this Debenture, the Registrable Securities owned by the Holder continue to be subject to a legend or other transfer restriction which treats the Holder as having affiliate status as that term is used in Rule 144 of the Act, then the Holder shall continue to have a one-time right to include any Registrable Securities in a proposed registration statement subject to the procedures described in Section 10.2 hereof. This registration right shall expire on the earlier of: (i) the conclusion of the Holder's affiliate status; or (ii) the sixth anniversary date of the issuance of this Debenture.

              10.4 EXPENSES. All expenses incurred in connection with any registration pursuant to this Debenture, including without limitation, all registration, filing and qualification fees, printing expenses, fees and disbursements of counsel for the Company, and expenses of any special audits incidental to or required by such registration, shall be borne by the Company; provided however the Company shall not be required to pay:

                     (a) fees of legal counsel of any Rights Holder, or underwriters' fees, discounts, commissions or expenses relating to Registrable Securities; and

                     (b) for expenses that the Company is prohibited from paying under Blue Sky laws or by Blue Sky administrators.

              10.5 COMPANY RESPONSIBILITIES. In the case of a registration effected by the Company pursuant to this Debenture, the Company shall use its best efforts to keep the Rights Holder advised in writing as to the initiation, effectiveness and completion of such registration. At its expense the Company shall:

                     (a) prepare and file a registration statement (and such amendments and supplements thereto) with respect to such Registrable Securities and use its best efforts to cause such registration statement to become and remain effective for a period of one hundred eighty (180) days or until the

         Rights Holder or Rights Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs;

                     (b) furnish such number of copies of a Prospectus in conformity with the requirements of applicable law, and such other documents incident thereto as a Rights Holder from time to time may reasonably request; and

                     (c) use every reasonable effort to register or qualify the Registrable Securities covered by such registration statement under the state Blue Sky laws of such jurisdictions as the Company's Board of Directors may reasonably determine, and do any and all other acts and things which may be necessary under said Blue Sky laws to enable the sellers of the Registrable Securities to consummate the public sale or other disposition of the Registrable Securities owned by them in such jurisdictions, except that the Company shall not for any purpose be required to qualify to do business as a foreign corporation in any jurisdiction wherein the Registrable Securities are so qualified.

              10.6   INDEMNIFICATION.


                     (a) The Company shall indemnify the Rights Holder, each of the Rights Holder's officers and directors, and each person controlling such Rights Holder, with respect to such registration effected pursuant to Sections 10.2 and 10.3 hereof, and each underwriter, if any, and each person who controls any underwriter of the Registrable Securities, against all claims, losses, damages and liabilities (or actions in respect thereto) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement or related Prospectus, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated under any securities law applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, and shall reimburse the Rights Holder, each of the Rights Holder's officers and directors, and each person controlling such Rights Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, provided that the Company shall not be liable in any such case to the extent that any such claim, loss, damage or liability arises out of or is based on any untrue statement or omission based upon written information furnished to the Company in an instrument duly executed by such Rights Holder or underwriter specifically for use therein.

                     (b) The Rights Holder shall, if Registrable Securities held by or issuable to the Rights Holder are included in the securities as to which such registration is being effected, indemnify the Company, each of its directors and officers who sign such registration statement, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company within the meaning of the Act, and each other Rights Holder, each of such Rights Holder's officers and directors and each person controlling such Rights Holder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement or related Prospectus, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse the Company, such Rights Holders, such directors, officers, persons, or underwriters for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement or related Prospectus in reliance upon and in conformity with written information furnished to the Company in an instrument duly executed by such Rights Holder specifically for use therein.

                     (c) Each party entitled to indemnification under this
         Section 10.6 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may he sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense; and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 10.6. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement, which does not include as an unconditional term thereof, the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

              10.7 RIGHTS HOLDER'S OBLIGATIONS. The Rights Holder shall furnish to the Company such written information regarding such Rights Holder and the distribution proposed by such Rights Holder as the Company may reasonably request in writing and as shall be required in connection with any registration referred to in this Debenture.

              10.8 ASSIGNMENT. The rights granted to the Rights Holder pursuant to this Debenture may be assigned to a transferee or assignee of the Debenture or any of the Registrable Securities, provided that the transferee or assignee is an affiliated entity of the Rights Holder and the Company is given written notice at the time of or within 10 days after said transfer, stating the name and address of said transferee or assignee and identifying the Registrable Securities with respect to which such registration rights are being assigned.

         11.  MISCELLANEOUS.

              11.1 AMENDMENT. The provisions of this Debenture may be amended or modified only with the written consent of the Company and the Holder.

              11.2 ENTIRE AGREEMENT. This Debenture constitutes the entire agreement among the parties with regard to the subject matter hereof, and supersedes and replaces any and all prior to contemporaneous agreements, written or oral. The terms and conditions of this Debenture shall inure to the benefit of, and be binding upon, the respective successors and assigns of the parties. Nothing in this Debenture is intended to confer on any third party any rights, liabilities or obligations, except as specifically provided.

              11.3 HEADINGS. The titles and subtitles used in this Debenture are for convenience only and are not to be used in construing or interpreting this Debenture.

              11.4 SEC FILINGS. During the term of this Debenture the Company shall promptly forward to the Holder annual and periodic reports and proxy statements required to be filed by the Company with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

              11.5 GOVERNING LAW. This Debenture shall be governed by the laws of the State of Delaware.

              11.6 ATTORNEYS' FEES. The prevailing party in any action or proceeding between the parties arising out of or related to this Debenture shall be entitled to recover all reasonable expenses, including without limitation attorneys, fees and costs, incurred in connection with any such action or proceeding.

              IN WITNESS WHEREOF, the undersigned have executed this Debenture on the date first above written.

                                            NATURAL WONDERS, INC.



                                            By:
                                               ---------------------------------
                                               Peter G. Hanelt
                                               Chief Executive Officer

                                   EXHIBIT "A"

                            Form of Conversion Notice


To Natural Wonders, Inc.:

The undersigned Holder hereby irrevocably exercises the option to convert this Debenture, or portion hereof (which is in the amount of not less than $50,000 and in increments of not less than $50,000 thereafter) below designated, into shares of the Company's Common Stock, $.0001 par value per share, in accordance with the terms of the Debenture, and directs that the shares issuable and deliverable upon such conversion, together with any check in payment for fractional shares and any Debentures representing any unconverted principal amount hereof, be issued and delivered to the undersigned unless a different name has been indicated below. If shares or Debentures are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of interest accompanies this Debenture.


Dated:_________________________________        _______________________________
                                               Signature


                                               _______________________________
                                               Taxpayer Identification Number


Principal Amount to be Converted: $_______________

If shares or Debentures are to be registered in the name of a person other than the Holder, please print such person's name and address below:


Name:_____________________________________________________________

Address:__________________________________________________________

        __________________________________________________________


                                      A-1